REPURCHASE AGREEMENT

         This REPURCHASE AGREEMENT ("Agreement") is made as of this 27th day of November, 2000 by and among netGuru, Inc., a Delaware corporation (the "Company"), and Elliott Associates, L.P., a Delaware limited partnership ("Elliott") and Westgate International, L.P, a Cayman Islands limited partnership ("Westgate" and, collectively with Elliott, the "Investors", and each individually, an "Investor").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of March 8, 2000 by and between the Company and the Investors (the "Purchase Agreement"), the Company sold and issued to the Investors, and the Investors purchased from the Company, (i) an aggregate of 12,000 shares of the Company's Series A Cumulative Convertible Preferred Stock, and (ii) warrants (the "Initial Warrants") to purchase an aggregate of 150,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"); and

         WHEREAS, pursuant to that certain Exchange Agreement dated as of March 30, 2000 by and between the Company and the Investors, the Investors exchanged
(i) all of its 12,000 shares of Series A Cumulative Convertible Preferred Stock for an equal number of shares of the Company's Series B Cumulative Convertible Preferred Stock, par value $.01 (the "Preferred Shares") having the rights, designations and preferences set forth in the Company's Certificate of Designations filed with the Secretary of State of the State of Delaware on March 30, 2000, which was subsequently incorporated into the Company's Restated Certificate of Incorporation (as so incorporated, the "Certificate"), and (ii) all of their Initial Warrants for new warrants which are identical to the Initial Warrants in all respects except for a change in the "Exercise Price" thereunder (which, together with the warrants received by the Investors pursuant to transactions with the Company on June 22, 2000, shall be hereinafter referred to as the "Warrants");

         WHEREAS, each of Elliott and Westgate currently owns 4,000 Preferred Shares and Warrants to purchase 75,000 shares of Common Stock; and

         WHEREAS, each Investor wishes to sell to the Company, and the Company wishes to purchase from each Investor, 3,165.9835 Preferred Shares at a repurchase price equal to the current Liquidation Preference (as defined in the Certificate) of such Preferred Shares, and the Investors and the Company wish to terminate the Purchase Agreement in its entirety, all on and subject to the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. REPURCHASE. Each Investor hereby sells, assigns, transfers and conveys to the Company, and the Company hereby purchases from each Investor, 3,165.9835 Preferred Shares for a purchase price ("Purchase Price") equal to $3,282,080 (with an aggregate of 6,331.967 Preferred Shares sold to the Company for an aggregate purchase price equal to $6,564,160). Simultaneous with the execution hereof, the Company shall pay the Purchase Price by wire transfer to the account designated by each Investor.

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         2. CONVERSION. Simultaneous with the execution hereof, each Investor hereby converts the remaining amount of Preferred Shares held by such Investor, which equals 834.0165 Preferred Shares (with an aggregate of 1,668.033 Preferred Shares converted), as set forth in the Conversion Notice (as defined in the Certificate) for each Investor attached hereto. The Company acknowledges and agrees that the attached Conversion Notices shall constitute valid delivery of such Conversion Notices to the Company as of the date hereof. The parties acknowledge and agree that the applicable Conversion Price (as defined in the Certificate) is $3.93. In the event that an Investor revokes or withdraws its Conversion Notice attached hereto in whole or in part due to default by the Company under the Certificate, then such Investor shall have the right to rescind and unwind the repurchase pursuant to Section 1 above in whole or in part.

         3. CANCELLATION OF PURCHASE AGREEMENT. In consideration of the mutual agreements and covenants hereunder, the Investors and the Company hereby cancel the Purchase Agreement in its entirety and all rights, obligations, representations and warranties thereunder.

         4. PURCHASE AND SALES OF SHARES.

                  (a) In consideration of the Investors agreements and covenants hereunder, on and subject to the terms and conditions set forth herein, the Company hereby sells, assigns, transfers, conveys and delivers Two Hundred Thousand (200,000) shares of the Company's Common Stock, to each of Elliot and Westgate, an aggregate of Four Hundred Thousand (400,000) shares of Common Stock (the "Shares" or "Common Shares") to the Investors, and the Investors hereby acquire, purchase and accept the Shares from the Company at a purchase price per share of $0.01.

                  (b) Each Investor shall pay their respective purchase price for the Common Shares by wire transfer to the account designated by the Company in writing to each Investor against delivery of the applicable Common Shares, upon execution hereof. In lieu of delivering physical certificates representing the Common Shares upon the execution hereof, the Company shall promptly deliver to its transfer agent, with a copy simultaneously to each Investor's counsel, a letter authorizing and directing such transfer agent to deliver certificates representing the Common Shares to the Investor within five (5) business days after the date hereof. Once payment of the Purchase Price has been made by an Investor, such Investor shall own, and the Company shall be deemed to have issued to such Investor, such Investor's applicable number of Common Shares as of the time of such payment, regardless of whether or when physical certificates evidencing such securities are actually received by the Investor. Nothing herein shall affect the Company's obligation hereunder to deliver certificates representing the Common Shares to the Investors. In the event that the Company fails to deliver certificates representing the Common Shares to an Investor within five business days after the date hereof, then such Investor shall have the right to rescind and unwind the purchase of the Common Shares pursuant to
Section 4(a) above, the repurchase of Preferred Shares pursuant to Section 1 above, and/or the conversion of Preferred Shares pursuant to Section 2 above, in each case in whole or in part.

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

                  (c) Promptly after the date hereof, counsel to the Company shall deliver to the Investors an opinion of such counsel in form and substance reasonably acceptable to the Investors and their counsel.

         5. REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

                  (a) ACCREDITED INVESTOR STATUS; SOPHISTICATED INVESTOR. Each Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act" or "1933 Act"). Each Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Shares.

                  (b) INFORMATION. Each Investor and its advisors, if any, have been furnished with all materials reLating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Common Shares which have been requested by each Investor. Each Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by each Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in
Section 6 below. Each Investor understands that its investment in the Common Shares involves a high degree of risk. Each Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

                  (c) NO GOVERNMENTAL REVIEW. Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

                  (d) LEGENDS. The Company shall issue certificates for the Common Shares to each Investor without any legend except as described in Section 9 below. Each Investor covenants that, in connection with any transfer of Common Shares by the Investor pursuant to the registration statement contemplated by the Registration Rights Agreement, it will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to each Investor.

                  (e) AUTHORIZATION; ENFORCEMENT. Each of this Agreement and the Registration Rights Agreement (as defined below) have been duly and validly authorized, executed and delivered on behalf of each Investor and is a valid and binding agreement of each Investor enforceable against each Investor in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. Each Investor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

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

                  (f) RESIDENCY. Elliott is a resident of the State of Delaware and Westgate is a resident of the Cayman Islands, B.W.I.

                  (g) NO CONFLICTS. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by each Investor and the consummation by each Investor of the transactions contemplated hereby and thereby will not result in a violation of the certificate of incorporation, by-laws or other documents of organization of each such Investor.

                  (h) INVESTMENT REPRESENTATION. Each Investor is purchasing the Common Shares for its own account and not with a view to distribution in violation of any securities laws. Each Investor has been advised and understands that Common Shares have not been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. Each Investor has been advised and understands that the Company, in issuing the Common Shares is relying upon, among other things, the representations and warranties of each Investor contained in this Section 5 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

                  (i) RULE 144. Each Investor has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

                  (j) RELIANCE BY THE COMPANY. Each Investor understands that the Common Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Common Shares.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents warrants to each Investor as follows:

                  (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on the SEC Documents (as defined below) ("Subsidiaries"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement and the Registration Rights Agreement, or any other agreement or document contemplated hereby or thereby.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement ("Transaction Documents") and to issue the Common Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Common Shares have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws and (v) the Common Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

                  (c) CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.01 par value and 5,000,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of which 12,000 shares have been designated Series B Cumulative Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"). As of the date hereof and prior to consummation of the transactions contemplated by this Agreement and the Repurchase Agreement, 14,303,033 shares of the Company Common Stock are issued and outstanding, 2,423,027 shares of the Company Common Stock are reserved for issuance upon the exercise of outstanding options and warrants to purchase the Company Common Stock, 8,000 shares of Series B Preferred Stock are issued and outstanding and no other shares of the Company Preferred Stock are issued and outstanding. All outstanding shares of the Company Common Stock and Series B Preferred Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding rights, options, warrants, subscriptions, calls, convertible securities or agreements of any character or nature (other than as disclosed herein) under which the Company is or may become obligated to issue or to transfer any shares of its capital stock of any kind. There are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except as set forth in the Registration Rights Agreement). There are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. There are no securities or instruments containing anti-dilution or

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

similar provisions that will be triggered by the issuance of the Common Shares. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  (d) ISSUANCE OF SHARES. Upon issuance in accordance with this Agreement, the Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Common Shares will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market ("Principal Market") or principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or By-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (z) only), would be material to the Company or its Subsidiaries or interfere with the performance of its obligations under the Transaction Documents. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents or the issuance of the Common Shares in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and on each of the Closing Dates and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                  (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1998, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to each Investor or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to each Investor which is not included in the SEC Documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided any Investor with any material, nonpublic information which was not publicly disclosed prior to the date hereof.

                  (g) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, except which individually would have a Material Adverse Effect.

                  (h) ACKNOWLEDGMENT REGARDING INVESTOR'S PURCHASE OF SHARES. The Company acknowledges and agrees that each Investor is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by each Investor or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to each Investor's purchase of the Common Shares. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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

                  (i) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                  (j) NO INSIDE INFORMATION. The Company has not provided and, the Company shall not provide, any Investor with any non-public information.

                  (k) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Common Shares to each Investor to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Common Shares to be integrated with other offerings.

                  (l) APPLICATION OF TAKEOVER PROTECTIONS. There are no anti-takeover provisions contained in the Company's Certificate of Incorporation or otherwise which will be triggered as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Common Shares and the Investor's ownership of the Common Shares.

                  (m) RIGHTS PLAN. Neither the Company nor any of its Subsidiaries has adopted a shareholder or rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance.

                  (n) OBLIGATIONS ABSOLUTE. Each of the Company and each Investor agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, each party's obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

                  (o) ISSUANCE OF COMMON SHARES. The Common Shares are duly authorized and reserved for issuance and, upon purchase of the Common Shares in accordance with the terms hereof, such Common Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the Principal Market or the Nasdaq SmallCap Market (collectively with the Principal Market, the "Approved Markets"), and the holders of such Common Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the Principal Market.

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                  (p) FORM S-3. The Company is eligible to file the Registration
Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the 1933 Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) is permitted to be used for the transactions contemplated hereby under the 1933 Act and rules promulgated thereunder.

         7. REGISTRATION RIGHTS. On or before December 4, 2000, the Company shall, at its sole cost and expense, file a registration statement on the appropriate form under the 1933 Act with the SEC covering all of the Shares purchased by the Investors hereunder, pursuant to the Registration Rights Agreement attached hereto as Exhibit A ("Registration Rights Agreement"). The Company shall use its best efforts to have such registration statement declared effective as soon thereafter as possible, and to keep such registration statement current and effective until December 31, 2002, or until such earlier date as all of the Shares registered thereunder shall have been sold. If Company is unable to file such registration statement by such date or have the registration statement declared effective by February 15, 2001, Investors shall be entitled, in addition to and not in lieu of all other remedies at law or in equity, to liquidated damages as set forth in the Registration Rights Agreement.

         8. COVENANTS.

                  (a) REGISTRATION AND LISTING; EFFECTIVE REGISTRATION. Until such time as each Investor has sold all such Investor's Common Shares, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the 1934 Act, will comply in all material respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time each Investor has sold all such Investor's Common Shares, the Company shall continue the listing or trading of the Common Stock on the Principal Market or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Shares to be listed on the Principal Market or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares under the Securities Act.

                  (b) REPLACEMENT CERTIFICATES. The certificate(s) representing the Common Shares held by any Investor (or then holder) may be exchanged by the Investor (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares, as requested by the Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  (c) SECURITIES COMPLIANCE. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Shares.

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

                  (d) FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to the Common Shares, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the date hereof, take such action as the Company shall have reasonably determined is necessary to qualify the Common Shares for sale to each Investor under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor upon request of any Investor; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

                  (e) SHAREHOLDER RIGHTS PLAN. The acquisitions of Common Shares will not, under any circumstances, trigger the poison pill provisions of any stockholders' rights or similar agreements, or a substantially similar occurrence under any successor or similar plan.

         9. LEGEND AND STOCK.

                  (a) Upon payment therefor as provided in this Agreement, the Company will issue one or more certificates representing the Common Shares in the name of each Investor or its designees and in such denominations to be specified by each Investor prior to (or from time to time subsequent to) the date hereof. Each certificate representing the Common Shares, prior to such securities being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend substantially in substantially the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                  (b) The Company agrees to reissue Common Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Common Shares pursuant to Rule 144 under the 1933 Act, or (ii) such Common Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

                  (c) Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Shares and the Company shall issue new certificates without such legend if (i) the holder has sold or disposed of such Common Shares pursuant to Rule 144 under the 1933 Act, or the holder is permitted to dispose of such Common Shares pursuant to Rule 144(k) under the 1933 Act, (ii) such Common Shares are registered for resale under the 1933 Act, or (iii) such Common Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the 1933 Act. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, the Investor agrees to sell the Common Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Investor by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

                  (d) Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

         10. RELEASES.

                  (a) The Company, on behalf of itself, subsidiaries and affiliates, and their respective successors and assigns (hereinafter collectively, "Company Releasors"), hereby irrevocably releases and forever discharges each of the Investors and each of the Investor's partners, subsidiaries, officers, directors, shareholders, employees, agents and representatives, and their respective successors, heirs, executors, administrators, legal representatives, predecessors and assigns (hereinafter collectively, "Company Releasees"), of and from any and all manner of action or actions, cause or causes of action, choses in action, suits, controversies, debts, liens, claims, accounts, sums of money, reckonings, bonds, bills, demands, damages, trespasses, judgments, executions, loss, cost or expense, whether direct or derivative, known or unknown, fixed or contingent, accrued or to accrue, liquidated or unliquidated, at law or in equity, of any kind or nature whatsoever, including without limitation any claim for indemnification or contribution (collectively, the "Claims") which any Company Releasor has, ever had, now has, may have or hereafter may acquire against Company Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time through and including the date of this Agreement.

                  (b) Each Investor, on behalf of itself, its subsidiaries and affiliates, and their respective successors and assigns (hereinafter collectively, "Investor Releasors"), hereby irrevocably releases and forever discharges the Company and its respective successors and assigns (hereinafter collectively, "Investor Releasees"), of and from any and all Claims which any Investor Releasor has, ever had, now has, may have or hereafter may acquire against Investor Releasees, or any of them, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of time through and including the date of this Agreement, excluding obligations, liabilities and Claims arising under or relating to this Agreement, the Registration Rights Agreement and any other registration rights agreement between the Company and the Investors or any registration statements filed in connection with any such registration rights agreements, including without limitation the Registration Rights Agreement.

         11. MISCELLANEOUS.

                  (a) FULL FORCE AND EFFECT. Except as otherwise expressly provided herein, each of the Registration Rights Agreement, the Warrants and the other agreements and transactions contemplated thereby shall remain in full force and effect.

                  (b) CONSENT TO JURISDICTION ETC. Each of the Company and each Investor agree that any legal action or proceeding relating to or arising out of or under this Agreement may be brought in the state or federal courts in the State of New York, and each party accepts with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified U.S. mail, postage prepaid, to it at its addresses provided in the Purchase Agreement, such service to become effective upon receipt or five (5) days after such mailing, whichever shall first occur. To the fullest extent permitted by applicable law, each party hereby waives, and agrees not to assert, by way of motion, defense, counterclaim or otherwise, in any such suit, action or proceeding any claim that (i) it is not personally subject to the jurisdiction of any of the above-named courts by reason of any immunity or otherwise, (ii) its properties are exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution or (iii) any suit, action or proceeding so brought is in an inconvenient forum or that the venue of the suit, action or proceeding is improper or that the subject matter hereof may not be enforced in or by such courts.

                  (c) AUTHORITY. Each party hereto hereby represents and warrants to the other party that the execution and delivery by the such party of this Agreement, and the performance by such party of its obligations hereunder, have been duly and validly authorized by such party, with no other action on the part of such party being necessary. This Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

                  (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (e) NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers set forth in the Purchase Agreement.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (g) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed as of the 27th day of November, 2000.

NETGURU, INC.

By: /S/ Amrit K. Das
    -------------------------------------------------
Name:    Amrit K. Das
Title:   Chief Executive Officer

WESTGATE INTERNATIONAL, L.P.

By:      Elliott International Capital Advisors Inc.,
         as Attorney-in-Fact

By: /s/ Paul E. Singer
   --------------------------------------------------
Name: Paul E. Singer
Title: General Partner

ELLIOTT ASSOCIATES, L.P.

By: /s/ Paul E. Singer
   --------------------------------------------------
Name: Paul E. Singer
Title: General Partner

                               CONVERSION NOTICE
                               -----------------
                                       FOR
                                       ---
                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                 -----------------------------------------------

The undersigned, as a holder ("Holder") of shares of Series B Cumulative Convertible Preferred Stock ("Preferred Shares") of netGuru, Inc. (the "Corporation"), hereby irrevocably elects to convert 834.0165 Preferred Shares for shares ("Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:  November 27, 2000

Conversion Information:    NAME OF HOLDER:

                            ELLIOTT ASSOCIATES, L.P

                            By: /s/ Paul E. Singer
                               -----------------------------------------
                            Name: Paul E. Singer
                            Title: General Partner

                    Print Address of Holder:

                    Elliott Associates, L.P.
                    c/o Elliott Management Corporation
                    712 Fifth Avenue
                    New York, New York  10019
                    Telephone:       212-506-2999
                    Facsimile:       212-974-2093 and (212) 586-9467
                    Attention:       Brett Cohen

                    Issue Common Stock to:  ELLIOTT ASSOCIATES, L.P

                    at: above address

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OTHER THAN HOLDER, HOLDER'S SIGNATURE MUST BE GUARANTEED BELOW:

SIGNATURE GUARANTEED BY:

THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

                           PAGE 1 OF CONVERSION NOTICE

PAGE 2 TO CONVERSION NOTICE DATED NOVEMBER 27, 2000 FOR: ELLIOTT ASSOCIATES, L.P
                                     (Conversion Date)      (Name of Holder)

              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED
              -----------------------------------------------------

Number of Preferred Shares converted: 834.0165  shares

Number of Preferred Shares converted x Liquidation Preference $   864,600



TOTAL DOLLAR AMOUNT CONVERTED                                 $   864,600
                                                              ===========

CONVERSION PRICE                                              $      3.93


Number of Common Shares = TOTAL DOLLAR AMOUNT CONVERTED   =   $   864,600
                          -----------------------------       -----------
                                  Conversion Price            $      3.93


         NUMBER OF COMMON SHARES =      220,000
                                        -------

Please settle this conversion through DTC. If the conversion is cannot be settled by DTC, please issue and deliver 1 certificate for Common Shares.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               CONVERSION NOTICE
                               -----------------
                                       FOR
                                       ---
                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                 -----------------------------------------------

The undersigned, as a holder ("Holder") of shares of Series B Cumulative Convertible Preferred Stock ("Preferred Shares") of netGuru, Inc. (the "Corporation"), hereby irrevocably elects to convert 834.0165 Preferred Shares for shares ("Common Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Corporation according to the terms and conditions of the Certificate of Designations for the Preferred Shares as of the date written below. The undersigned hereby requests that share certificates for the Common Shares to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Shares for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Date:  November 27, 2000

Conversion Information:    NAME OF HOLDER:

                               WESTGATE INTERNATIONAL, L.P.

                               By: /s/ Paul E. Singer
                                  ----------------------------------------------
                               Name: Paul E. Singer
                               Title: President

                         Print Address of Holder:

                         WESTGATE INTERNATIONAL, L.P.
                         c/o Elliott Management Corporation
                         712 Fifth Avenue
                         New York, New York  10019
                         Telephone:       212-506-2999
                         Facsimile:       212-974-2093 and (212) 586-9467
                         Attention:       Brett Cohen

                         Issue Common Stock to: WESTGATE INTERNATIONAL, L.P. at: above address

IF COMMON SHARES ARE TO BE ISSUED TO A PERSON OTHER THAN HOLDER, HOLDER'S SIGNATURE MUST BE GUARANTEED BELOW:

SIGNATURE GUARANTEED BY:


THE COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

                           PAGE 1 OF CONVERSION NOTICE

                                     PAGE 2
TO CONVERSION NOTICE DATED NOVEMBER 27, 2000 FOR: WESTGATE NTERNATIONAL, L.P.
                           -----------------
                          (Conversion Date)          (Name of Holder)


              COMPUTATION OF NUMBER OF COMMON SHARES TO BE RECEIVED
              -----------------------------------------------------

Number of Preferred Shares converted: 834.0165  shares

Number of Preferred Shares converted x Liquidation Preference     $   864,600

TOTAL DOLLAR AMOUNT CONVERTED                                     $   864,600



Conversion Price                                                  $      3.93
                                                                  -----------



Number of Common Shares = TOTAL DOLLAR AMOUNT CONVERTED  =        $   864,600
                          -----------------------------           -----------
                                 Conversion Price                 $      3.93
                                                                  -----------

            NUMBER OF COMMON SHARES =    220,000
                                         -------

Please settle this conversion through DTC. If the conversion is cannot be settled by DTC, please issue and deliver 1 certificate for Common Shares.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

If the Holder is receiving certificate(s) for Preferred Shares upon the conversion, please issue and deliver _____ certificate(s) for Preferred Shares in the following amounts:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT


                                       18